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                                 EXHIBIT INDEX


Exhibit Number           Exhibit Name                            Page
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23                       Consent of Experts and Counsel            46




                                   Page 45

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               Exhibit Number 23 Consent of Experts and Counsel

                        Consent Of Independent Auditors




The Board of Directors
HF Bancorp, Inc.:



We consent to the inclusion of our report dated January 19, 1996, with respect to the consolidated balance sheets of Palm Springs Savings Bank, FSB and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of HF Bancorp, Inc. dated February 19, 1997.





/S/ KPMG Peat Marwick, LLP
-------------------------------
KPMG Peat Marwick, LLP


Orange County, California
February 19, 1997





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